UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 24, 2006

AFG INVESTMENT TRUST C LIQUIDATING TRUST
(Exact name of registrant as specified in its charter)

Delaware	0-21444	04-3157232
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
1050 Waltham Street	Lexington, MA	02421
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (781) 676-0009

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2 under the Exchange Act (17 CFR240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On July 24, 2006, AFG Investment Trust C (the “Trust”) entered into a definitive Membership Interest Purchase Agreement (the “Purchase Agreement”) with AFG Investment Trust D (“Trust D”), and West Co LLC, a Florida limited liability company, (“West Co”) pursuant to which, at closing, West Co will acquire all of the Trust’s and Trust D's limited liability company membership interests in C&D IT LLC, EFG Kirkwood LLC and EFG Palisades LLC (collectively the “Interests”).

Pursuant to the terms of the Purchase Agreement, and subject to the conditions and rights and obligations of the parties contained therein, the purchase price for C & D IT LLC will be $2,117,729.94 in cash (payable equally to the Trust and Trust D) and the total purchase price for EFG Kirkwood LLC and EFG Palisades LLC will be $3,292,270.06 in cash (payable $1,880,596.87 to the Trust and $1,411,673.19 to Trust D.). The allocation of the purchase price between the Trust and Trust D is based on the each trust’s percentage ownership of the Interests.

The foregoing description of the purchase of the Interests is qualified in its entirety by reference to the definitive Member Interest Purchase Agreement which is included in this Current Report on Form 8-K as Exhibit 10.1.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

10.1 Membership Interest Purchase Agreement by and among West Co LLC, the Buyer, and C&D IT LLC, EFG Kirkwood LLC and EFG Palisades LLC, collectively, the Companies, and AFG Investment Trust C Liquidating Trust and AFG Investment Trust D Liquidating Trust, together, the Sellers dated July 24, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFG INVESTMENT TRUST C LIQUIDATING TRUST By AFG ASIT Corporation, Manager of the Registrant by appointment of Wilmington Trust Company, Liquidating Trustee
By:/s/ Richard K Brock
Date: August 8, 2006	Richard K Brock Chief Financial Officer

Exhibit Index

Exhibit 10.1
Membership Interest Purchase Agreement by and among West Co LLC, the Buyer, and C&D IT LLC, EFG Kirkwood LLC and EFG Palisades LLC, collectively, the Companies, and AFG Investment Trust C Liquidating Trust and AFG Investment Trust D Liquidating Trust, together, the Sellers dated July 24, 2006. (filed herewith)